Exhibit 5.1

LEGAL& COMPLIANCE, LLC

LAURA ANTHONY, ESQ. JOHN CACOMANOLIS, ESQ. CHAD FRIEND, ESQ., LLM LAZARUS ROTHSTEIN, ESQ. MARC S. WOOLF, ESQ. OF COUNSEL: CRAIG D. LINDER, ESQ. PETER P. LINDLEY, ESQ., CPA, MBA STUART REED, ESQ.	www.legalandcompliance.com WWW.SECURITIESLAWBLOG.COM WWW.LAWCAST.COM DIRECT E-MAIL: LANTHONY@LEGALANDCOMPLIANCE.COM

September 29, 2017

Liberty Star Uranium & Metals Corp.

5610 E. Sutler Lane

Tucson, Arizona 85712

Re:	Liberty Star Uranium & Metals Corp. Post-Effective Amendment No. 2 to Registration Statement on Form S-1

Gentlemen:

You have requested our opinion, as counsel for Liberty Star Uranium & Metals Corp., a Nevada corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 147,292,204 shares of Common Stock (the “Registered Shares”) for resale by certain selling shareholders (collectively, the “Selling Shareholders”) named in the Company’s Post-Effective Amendment No. 2 to Registration Statement on Form S-1 (File No. No. 333-209076) (the “Registration Statement”).

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Subject to and in reliance upon the foregoing, we are of the opinion that the Registered Shares to be issued pursuant to the Registration Statement, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Nevada; and (b) the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Experts and Counsel” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Legal& Compliance, LLC

By:	/s/ Laura Anthony
Laura Anthony, Esq.

330 CLEMATIS STREET, #217 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936 ● FAX 561-514-0832